 EXHIBIT 99.1

Edible Garden Preliminary Sales Results During Key Thanksgiving Time Period Increased 26.9% in 2025

Poultry Mix Leads Seasonal Surge With 27.5% Growth, Boosted by Walmart Expansion and Custom Displays

Holiday Performance Strengthened by Growth in Core Categories

BELVIDERE, NJ, December 9, 2025 — Edible Garden AG Incorporated (“Edible Garden” or the “Company”) (Nasdaq: EDBL, EDBLW), a leading provider of controlled environment agriculture (CEA) solutions and sustainable, locally grown organic produce, today announced preliminary sales results for the 2025 Thanksgiving time-period1, reflecting a 26.9% increase compared to the same period in 20241.

Edible Garden’s popular Poultry Mix - a fresh combination of rosemary, thyme, and sage, packaged in a larger 3 oz. clamshell, continued to serve as a key seasonal driver, growing 27.5% in sales as compared to the same period in 20241, driven by expanded Walmart distribution and exclusive custom-designed in-store displays.

The Company also reported notable sales increases across several product lines during this period:

•	Hydroponic products: up 44.8%

•	Potted herbs: up 10.9%

•	Poultry Mix: up 27.8%

•	Cuts / processed herbs: up 23.7%

In addition, both the Pickle Party™ line of fermented fresh pickles and the Company’s Pulp gourmet sauces and chili-based products delivered strong results during the 2025 Thanksgiving period.

“We are extremely pleased with our performance during the 2025 Thanksgiving period, which delivered nearly 27% year-over-year growth and reflects the continued strength of our core product portfolio,” commented Jim Kras, CEO of Edible Garden. “Our Poultry Mix remained a standout performer, and the expanded presence at Walmart, supported by custom in-store displays and larger format packaging, played an important role in increasing seasonal visibility and meeting heightened consumer demand.”

“Across our network, our fulfillment rate once again exceeded 98%, allowing us to service our retail partners reliably throughout the peak holiday rush. We believe this level of operational execution reinforces the confidence our partners place in us and supports our broader strategic objective of expanding distribution and deepening our presence with major national retailers. We believe the momentum generated during this year’s Thanksgiving period positions us well for continued growth as we move into the balance of the holiday season and beyond.”

1. Reflects sales for the 1st through the 30th of November 2025 compared to the 1st through the 30th of November 2024.

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Key Performance Indicator

This press release contains reference to the Company’s fulfillment rate which is a key performance metric management uses to analyze and measure the Company’s financial performance and results of operation. Management uses fulfillment rate as a measure of current and future business and financial performance, and it may not be comparable with measures provided by other companies. The Company defines fulfillment rate as the percentage of orders filled in full, relative to the total number of orders received during the period.

ABOUT EDIBLE GARDEN®

Edible Garden AG Incorporated is a leader in controlled environment agriculture (CEA), delivering locally grown, organic, better-for-you, sustainable produce and products through its Zero-Waste Inspired® next-generation farming model. Available in over 5,000 retail locations across the United States, Caribbean, and South America, Edible Garden is at the forefront of the CEA and sustainability technology movement, distinguished by its advanced safety-in-farming protocols, sustainable packaging, patented GreenThumb software, and innovative Self-Watering in-store displays. The Company operates state-of-the-art, vertically integrated greenhouses and processing facilities, including Edible Garden Heartland in Grand Rapids, Michigan; Edible Garden Prairie Hills in Webster City, Iowa; and its headquarters at Edible Garden Belvidere in New Jersey. It also partners with a network of contract growers strategically located near major U.S. markets to ensure freshness and reduce environmental impact.

Edible Garden’s proprietary GreenThumb 2.0 software—protected by U.S. Patents US 11,158,006 B1, US 11,410,249 B2, and US 11,830,088 B2—optimizes vertical and traditional greenhouse growing conditions while aiming to reduce food miles. Its patented Self-Watering display (U.S. Patent No. D1,010,365) is designed to extend plant shelf life and elevate in-store presentation. In addition to its core CEA operations, Edible Garden owns three patents in advanced aquaculture technologies: a closed-loop shrimp farming system (US 6,615,767 B1), a modular recirculating aquaculture setup with automated water treatment and feeding (US 10,163,199 B2), and a sensor-driven ammonia control method utilizing electrolytic chlorine generation (US 11,297,809 B1).

The Company has been recognized as a FoodTech 500 firm by Forward Fooding, a leading AgriFoodTech organization, and is a Giga Guru member of Walmart’s Project Gigaton sustainability initiative. Edible Garden also develops and markets a growing line of nutrition and specialty food products, including Vitamin Way® and Vitamin Whey®—plant and whey protein powders—and Kick. Sports Nutrition, a premium performance line for health-conscious athletes seeking cleaner, better-for-you options. The Company’s offerings further include fresh, sustainable condiments such as Pulp fermented gourmet and chili-based sauces, as well as Pickle Party, a collection of fermented fresh pickles and krauts.

Learn more at https://ediblegardenag.com.

For Pulp products, visit https://www.pulpflavors.com.

For Vitamin Whey® products, visit https://vitaminwhey.com.

For Kick. Sports Nutrition products, visit https://kicksportsnutrition.net/

Watch the Company’s latest corporate video here.

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Preliminary, Unaudited Financial Disclosures

The data presented above is preliminary and unaudited, based upon our estimates, and subject to further internal review by management and compilation of actual results. The data presented above may not be reflective of year-over-year trends in consolidated revenue during the quarter ending December 31, 2025 (the “4th Quarter”). Our closing procedures for the 4th Quarter and year ending December 31, 2025 are not yet complete. Our management’s estimates are based upon preliminary information currently available from our business and do not include any promotional deductions. While we expect that our results will be consistent with these preliminary and unaudited estimates, our actual results may differ materially from these preliminary estimates.

This preliminary financial information is not a comprehensive statement of our financial results for this period. Our actual results may differ materially from these estimates due to the completion of our financial closing procedures, final adjustments, and other developments that may arise between now and the time the closing procedures for the quarter are completed.

This preliminary financial information should not be viewed as a substitute for our full interim or annual financial statements prepared in accordance with U.S. generally accepted accounting principles. Accordingly, you should not place undue reliance on this preliminary financial information. The preliminary financial information has been prepared by, and is the responsibility of, our management. CBIZ CPAs P.C. (“CBIZ”), our independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to the accompanying preliminary financial data. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect thereto.

Forward-Looking Statements

This press release contains forward-looking statements, including with respect to the Company’s growth strategies, ability to expand its distribution network and distribution relationships, and performance as a public company. The words “believe,” “expect,” “objective,” “seek,” “strategy,” “will,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including market and other conditions and the Company’s ability to achieve its growth objectives and other factors set forth in the Company’s filings with the Securities and Exchange Act Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2024 and subsequent quarterly reports on Form 10-Q. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Specifically, our sales growth during the Thanksgiving time period may not (i) reflect our overall revenue growth during the 4th Quarter, (ii) represent the amount of sales that the Company will be able to recognize as revenue during the 4th Quarter, and (iii) be consistent with full-year sales results. The Company’s Thanksgiving time period results are preliminary and unaudited and are based on the Company’s internal financial records as of the date of this press release. The Company’s independent publicly registered accounting firm, CBIZ has not audited, reviewed, compiled or performed any procedures with respect to this financial information for the Thanksgiving time period. Accordingly, CBIZ does not express an opinion or any other form of assurance with respect to these preliminary results. You should not rely upon forward-looking statements as predictions of future events. The Company undertakes no obligation to update any such forward-looking statements after the date hereof to conform to actual results or changes in expectations, except as required by law.

Investor Contacts:

Crescendo Communications, LLC

212-671-1020

EDBL@crescendo-ir.com

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